EXHIBIT 1
JOINT FILING AGREEMENT
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is not accurate.
Date: January 6, 2009
Camden Partners Limited Partnership

By:	Camden Partners Capital Management, LLC,
Its general partner

/s/ Donald W. Hughes Name: Donald W. Hughes
Title: Member
Camden Partners II Limited Partnership

By:	Camden Partners Capital Management, LLC, Its general partner

/s/ Donald W. Hughes Name: Donald W. Hughes
Title: Member

Camden Partners Capital Management, LLC

/s/ Donald W. Hughes Name: Donald W. Hughes
Title: Member

David L. Warnock

/s/ Donald W. Hughes, Attorney-in-Fact

Richard M. Johnston

/s/ Donald W. Hughes, Attorney-in-Fact

Richard M. Berkeley

/s/ Donald W. Hughes, Attorney-in-Fact

Donald W. Hughes

/s/ Donald W. Hughes

Shane H. Kim

/s/ Donald W. Hughes, Attorney-in-Fact

F. Mackey Hughes

/s/ Donald W. Hughes, Attorney-in-Fact